FOR IMMEDIATE RELEASE

THE CHILDREN’S PLACE RETAIL STORES, INC. ANNOUNCES DATE FOR
ANNUAL MEETING OF SHAREHOLDERS

Secaucus, New Jersey - February 19, 2008 - The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE) today announced the date for the Company’s Annual Meeting of Shareholders, which will be held Friday, June 27, 2008. The record date for shareholders entitled to notice of and to vote at the annual meeting will be April 30, 2008.

The Children’s Place Retail Stores, Inc. is a leading specialty retailer of children’s merchandise. The Company designs, contracts to manufacture and sells high-quality, value-priced merchandise under the proprietary “The Children’s Place” and licensed “Disney Store” brand names. As of February 2, 2008, the Company owned and operated 904 The Children’s Place stores and 335 Disney Stores in North America and its online stores at www.childrensplace.com and www.disneystore.com .

CONTACT:	The Children’s Place Retail Stores, Inc.

Investors:	Heather Anthony, Investor Relations, (201) 558-2865

Media:	Diane Zappas/Leigh Parrish, FD, (212) 850-5600

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